SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Rainmaker Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

TO THE STOCKHOLDERS OF

RAINMAKER SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 18, 2006, at 8:00 a.m. Pacific Daylight Savings Time at the PruneYard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA 95008, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five directors to serve on the Company’s Board of Directors until the 2007 Annual Meeting of Stockholders or until each director’s successor is duly elected and qualified;

2.	To consider and vote upon a restatement of our certificate of incorporation to, among other things, reduce our authorized Common Stock, $0.001 par value, from 80,000,000 shares to 50,000,000 shares, and our authorized Preferred Stock, $0.001 par value, from 20,000,000 shares to 5,000,000 shares;

3.	To ratify the appointment of BDO Seidman, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2006;

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 31, 2006, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,

/s/ Michael Silton
Michael Silton
President and Chief Executive Officer

Campbell, California

April 20, 2006

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Rainmaker Systems, Inc.

900 East Hamilton Suite 400

Campbell, CA 95008

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2006

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2006 (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Pacific Daylight Savings Time at the PruneYard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA 95008. These proxy solicitation materials were mailed on or about April 24, 2006, to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 31, 2006, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 13,332,772 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001, were outstanding.

Although the Company is a Delaware corporation, it is subject to Section 2115 of the California Corporations Code. Section 2115 provides that corporations that are incorporated in jurisdictions other than California and that meet certain tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We became subject to Section 2115 with the transfer of the listing of our Common Stock from the Nasdaq National Market to the Nasdaq Capital Market. Consequently, we are now subject to, among other provisions of the California Corporations Code, Section 708, which provides for cumulative voting.

Each holder of shares of Common Stock is entitled to one vote per share held by such holder on the Record Date. In voting for directors, however, shares may be voted cumulatively for persons whose names have been placed in nomination prior to the voting for the election of directors, but only if a stockholder present at the 2006 Annual Meeting gives notice at the meeting, prior to the voting for the election of directors, of his or her intention to vote cumulatively. Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.

If any stockholder gives proper notice of his or her intention to vote cumulatively, then each stockholder eligible to vote will be entitled to cumulate his or her votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the total number of directors to be elected multiplied by the number of shares that the stockholder is entitled to vote. In addition, the person or persons holding the proxies solicited by our Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the nominees of the Board of Directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked “withhold authority to vote.” However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the 2006 Annual Meeting.

In the election of directors, the five nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Proposal 3 must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the five nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 and Proposal 3 described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, located at 900 East Hamilton Avenue, Suite 400, Campbell, California 95008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. However, as set forth above under the caption “Voting; Quorum,” the Company is now subject to Section 2115 of the California Corporations Code which makes it subject to certain provisions of California General Corporation Law. Accordingly, the Company no longer has a classified board. As a result, the term of the members of our Board of Directors to be elected at this year’s Annual Meeting is one year, expiring at the 2007 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified.

Each returned Proxy can only be voted for the number of persons nominated (five). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the five nominees who are listed below. If, however, the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.

The names of the nominees, their ages as of February 28, 2006, and certain other information about them are set forth below:

Nominees for Term Ending Upon the 2007 Annual Meeting of Stockholders

Name	Age	Position
Michael Silton	41	President, Chief Executive Officer, Director
Robert Leff(1)(2)	59	Director
Mitchell Levy(3)	45	Director
Alok Mohan(2)(3)	57	Chairman, Director
Bradford Peppard(1)(2)	50	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

The nominees listed above are currently directors of the Company. The Board has determined that Messrs. Mohan, Leff, Levy, and Peppard are “independent directors” as that term is defined by the applicable rules of the Securities and Exchange Commission (“SEC”) and Nasdaq. The Company does not have a formal policy with respect to director attendance at annual stockholder meetings, however directors are encouraged to attend such meetings. One director attended last year’s annual meeting.

Michael Silton has served as a director of the Company since inception. Mr. Silton has served as Chief Executive Officer of the Company since October 1997 and also served as the Company’s Chairman of the Board since inception through July 2003. In 1991, he founded the Company’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Robert Leff has served as a director of the Company since 1996. Mr. Leff co-founded Merisel, Inc. (formerly Softsel Computer Products, Inc.) in 1980, a wholesale distributor of computer products, and served as its President from 1980 to 1985 and its Co-Chairman from 1985 until he retired from Merisel, Inc. in 1994. Since 1994, Mr. Leff has been a strategic and financial consultant to start-up and growth stage companies in the personal computer industry.

Mitchell Levy has served as a director of the Company since 2004. He is the President and CEO of ECnow.com, a strategic management-consulting firm he founded in 1997, Executive Editor and CEO of Happy About, and a partner in CEOnetworking. Mr. Levy is an author, consultant, educator, and evangelist of strategic management. As president of ECnow.com, he helps companies around the world change their business processes to fully integrate the Internet into how they conduct business. Mr. Levy is the author of the books “E-Volve-or-Die.com” and “Happy About Outsourcing” and is a frequent public speaker on business trends. Mr. Levy also serves as the Director of the Silicon Valley Executive Business Program. Previously, he was the conference chair at four Comdex conferences, founded and operated the E-Commerce Management Program at San Jose State University and spent nine years at Sun Microsystems, the last four of which he ran the E-Commerce component of Sun’s Supply Chain

Alok Mohan has served as a director of the Company since 1996 and the Company’s Chairman of the Board since July 2003. Mr. Mohan served as the Chairman of the board of directors of Tarantella, Inc until its acquisition by Sun Microsystems in 2005. Prior to that appointment, he served as Chief Executive Officer of Santa Cruz Operations, Inc. (“SCO”) from July 1995 until April 1998. Prior to that, from May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation (“NCR”), a business software and services company, where he served as Vice President of Strategic Planning and Controller from July 1993 to May 1994. From January 1990 until July 1993, Mr. Mohan served as Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan also serves on the board of directors of Stampede, Inc. and Crystal Graphics, Inc.

Bradford Peppard has served as a director of the Company since 2004. Since 2003, Mr. Peppard has been president of LTP, Inc., a consulting firm specializing in high tech sales & marketing, direct marketing and market research. From 1999 to 2002, Mr. Peppard was president of CinemaScore Online, an online source of movie rating information. From 1997 to 1999, Mr. Peppard was president of Lime Tree Productions, a strategic marketing consulting firm. Prior to that, Mr. Peppard held vice president of marketing positions at Aladdin Systems, Inc., Software Publishing Corporation, and Quarterdeck Office Systems. Mr. Peppard’s financial experience includes positions as Treasurer of Trader Joe’s, Director of Finance and Administration (Controller) for CBS TV and CBS/Fox Studios, an MBA from Stanford Business School with a concentration in Finance, and prior audit committee experience with a number of public companies, including: Aladdin Systems, Monterey Bay Technology, and Oppenheimer Industries.

Meetings and Committees of the Board of Directors

The Board of Directors held nine meetings and agreed to take action by unanimous written consent one time during the fiscal year ended December 31, 2005 (the “2005 Fiscal Year”). The Board of Directors has an audit committee, a nominating committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2005 Fiscal Year. The Board of Directors also consulted informally with management.

Audit Committee. The Audit Committee presently consists of Messrs. Leff, Mohan and Peppard. The Audit Committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the independent auditors’ qualifications and independence, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The Audit Committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee was formed in May 1999 and held four meetings during the 2005 Fiscal Year. Members of the Audit Committee are elected by the Board of Directors and serve one-year terms. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.” The Board of Directors adopted a written charter for the Audit Committee in 2000. A copy of the Audit Committee charter is attached to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2005.

The Board of Directors has determined that each of the members of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that Mr. Peppard, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under applicable SEC and Nasdaq rules and regulations.

Nominating Committee. The Board formed a nominating committee in February 2004. The Nominating Committee is currently composed of Messrs. Mohan and Levy, with Mr. Levy as the Chairman of the Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders and oversees the evaluation of the Board. The Board has determined that Messrs. Mohan and Levy are each “independent,” as that term is defined by applicable rules of the SEC and Nasdaq. The Nominating Committee acts pursuant to a written charter. A copy the Nominating Committee charter is attached to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2005.

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to the Chairman of the Nominating Committee, at the address set forth below under the heading “Stockholder Communications”. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria which are set forth in its written charter. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth below under the heading “Deadline for Submission of Stockholder Proposals.”

Compensation Committee. The Compensation Committee consists of Messrs. Leff and Peppard, with Mr. Leff as the Chairman of the Compensation Committee. The Compensation Committee reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, President, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The Compensation Committee also administers the Company’s stock plans.

The Compensation Committee was formed in May 1999. There were two meetings held in 2005. The Annual Report of the Compensation Committee appears hereafter under the heading “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, the Chairman of the Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: The Board of Directors, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, CA 95008, Attention: Chairman of the Nominating Committee.

Director Compensation

On May 19, 2005, Alok Mohan was granted options to purchase 8,000 shares of Common Stock and Robert Leff, Mitchell Levy, and Bradford Peppard were each granted options to purchase 4,000 shares of Common Stock. All of these grants have an exercise price of $2.15 per share and have been restated to reflect the Company’s December 15, 2005 reverse-split. Such grants were inclusive of the annual grant described below. For 2005, all non-employee directors were paid $5,000 in quarterly fees for each quarter of service as a director (with the exception of the Chairman, who is paid $10,000 in quarterly fees), $1,000 per Board meeting attended during the year, and $500 per committee meeting attended during the year.

Each non-employee Board member who continues to serve as a non-employee Board member after each Annual Meeting of Stockholders, including each of the Company’s current non-employee Board members will be granted an option to purchase 22,500 shares of Common Stock (with the exception of the Chairman, who will be granted an option to purchase 50,000 shares) at an exercise price equal to the fair market value per share of the Common Stock on the date of such Annual Meeting, provided such individual has served on the Board for at least six months.

On December 29, 2005, we awarded Alok Mohan options to purchase 50,000 shares of Common Stock and Robert Leff, Mitchell Levy, and Bradford Peppard each options to purchase 22,500 shares of Common Stock, all at a price of $2.56 per share. These options were fully vested as of December 29, 2005. In connection with the granting of these options, the directors waived their respective rights to receive their option grants for 2006 that would otherwise be issuable to the non-employee directors following the 2006 Annual Meeting of stockholders. The Company’s stock closed trading at $2.56 per share on December 29, 2005, which is the price that was used for the option awards. The Company elected to award these fully vested option grants at such time in order to avoid recognition of certain future compensation expense otherwise required with the adoption of FASB Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”).

Required Vote

The five nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominees, shall be elected as directors. The Proxies cannot be voted for a greater number of persons than five.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: APPROVAL OF A RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS, REDUCE OUR AUTHORIZED COMMON STOCK FROM 80,000,000 SHARES TO 50,000,000 SHARES AND OUR AUTHORIZED PREFERRED STOCK FROM 20,000,000 SHARES TO 5,000,000 SHARES

Our Board of Directors has proposed to amend and restate our certificate of incorporation to (i) reduce our authorized Common Stock from 80,000,000 shares to 50,000,000 shares and our authorized Preferred Stock from 20,000,000 shares to 5,000,000 shares, (ii) in connection with such reduction of our authorized Preferred Stock, eliminate the designated powers, rights and preferences of our Series C Convertible Participating Preferred Stock, Series D Convertible Participating Preferred Stock and Series B Convertible Preferred Stock which are set forth in Articles V, VI, and VII, respectively, of our certificate of incorporation, as there are no such shares of Preferred Stock presently outstanding, and (iii) make other conforming changes to our certificate of incorporation in connection with the reduction in our authorized Common Stock and Preferred Stock and the elimination of the designated powers, rights and preferences of our Series C Convertible Participating Preferred Stock, Series D Convertible Participating Preferred Stock and Series B Convertible Preferred Stock. A copy of the proposed restated certificate of incorporation is attached as Exhibit A to this proxy statement. If adopted, we will file the proposed restated certificate of incorporation with the Secretary of State of the State of Delaware promptly after the Annual Meeting, and the restated certificate of incorporation will become effective upon such filing.

Purpose of the proposed changes to our certificate of incorporation

The purpose of reducing our authorized Common Stock from 80,000,000 shares to 50,000,000 shares and our authorized Preferred Stock from 20,000,000 shares to 5,000,000 shares is to reduce the franchise taxes that we are required to pay in Delaware, which is based in part on the number of our authorized shares. The Company estimates that it will initially save approximately $35,000 per year in franchise taxes if the restatement is approved.

The purpose of eliminating from our certificate of incorporation the designated powers, rights and preferences of our Series C Convertible Participating Preferred Stock, Series D Convertible Participating Preferred Stock and Series B Convertible Preferred Stock set forth in Articles V, VI, and VII, respectively, of our certificate of incorporation is to remove those provisions from our certificate of incorporation, as there are no longer any shares of such Preferred Stock outstanding.

As of March 31, 2006, we had 13,332,772 outstanding shares of Common Stock and no shares of Preferred Stock outstanding. As of March 31, 2006, there were an aggregate of 2,983,283 shares of Common Stock issuable upon exercise of outstanding stock options and warrants, including 1,788,083 shares of Common Stock issuable upon exercise of options outstanding under our option plan and 1,195,200 shares of Common Stock issuable upon exercise of outstanding warrants issued in connection with our private placement transactions completed on February 7, 2006, June 15, 2005 and February 20, 2004. Under our existing stock option plan and employee stock purchase plan, as of March 31, 2006, we may issue up to an additional 1,182,394 shares and 535,779 shares of our Common Stock, respectively, subject to the terms and conditions of such plans.

If the reduction in our authorized Common Stock and authorized Preferred Stock is approved, upon the effectiveness of the restated certificate of incorporation we will have 31,965,772 authorized shares of Common Stock available to us that can be issued from time to time in the future for general corporate purposes, including, without limitation, in respect of acquisitions, sales of Common Stock or securities convertible into Common Stock, Common Stock splits or Common Stock dividends and issuances of additional options or other rights to purchase Common Stock, and we will have 5,000,000 authorized shares of Preferred Stock that can be issued from time to time as provided in our restated certificate of incorporation. We have no current plans, arrangements or understandings with respect to the issuance of any additional shares of Common Stock or Preferred Stock, except for issuances of Common Stock upon the exercise of outstanding stock options and warrants and issuances of Common Stock from time to time under our existing stock option plan and employee stock purchase plan.

Possible Effects of Reduction in Authorized Shares of Common Stock and Preferred Stock

One consequence of the proposed reduction in our authorized Common Stock and Preferred Stock is that the Company would be required to seek the approval of the stockholders for an issuance of shares that would cause the outstanding shares to exceed the number that are then authorized and unissued. This could delay the completion, and would increase the costs, of a transaction requiring the issuance of such shares. However, we believe that after giving effect to the proposed reduction, there will still be sufficient shares available for the Company’s presently anticipated requirements.

Required Vote

The affirmative vote of stockholders holding not less than a majority of our issued and outstanding shares of Common Stock is required to approve this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote for the restatement of our certificate of incorporation to, among other things, reduce our authorized Common Stock from 80,000,000 shares to 50,000,000 shares and our authorized Preferred Stock from 20,000,000 shares to 5,000,000 shares.

PROPOSAL THREE: RATIFICATION OF BDO SEIDMAN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP (“BDO Seidman”) was engaged as the Company’s independent registered public accounting firm on October 7, 2004. Audit services provided by BDO Seidman during the 2005 Fiscal Year included the examination of our financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2005 and December 31, 2004, BDO Seidman, our independent registered public accounting firm, billed the approximate fees set forth below:

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by BDO Seidman in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees billed for the year ended December 31, 2004 include reviews of the interim condensed consolidated financial information included in a footnote to the annual consolidated financial statements and exclude reviews of the interim condensed consolidated financial statements included in quarterly filings. Aggregate fees billed for audit services were $336,556 and $192,586 for the years ended December 31, 2005 and December 31, 2004, respectively.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations, due diligence and audits in connection with acquisitions, and consultations concerning financial accounting and reporting standards. Aggregate fees billed for audit-related services were $220,655 and $2,710 for the years ended December 31, 2005 and December 31, 2004, respectively, including $126,022 in fees billed during 2005 for an audit performed in connection with an acquisition.

Tax Fees

Tax fees consist of fees billed for professional services rendered for state and federal tax compliance and advice, and tax planning. Aggregate fees for tax services were $40,990 during the year ended December 31, 2005. We did not receive professional services for state and federal tax compliance and advice, and tax planning from BDO Seidman during the year ended December 31, 2004.

All Other Fees

None.

All engagements for services by BDO Seidman or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by BDO Seidman in the 2005 Fiscal Year.

The Audit Committee, composed entirely of independent directors, recommended to the Board of Directors that BDO Seidman be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2006. As our independent registered public accounting firm, BDO Seidman will audit our financial statements for the 2006 fiscal year and perform audit-related services in connection with various accounting and financial reporting matters. BDO Seidman may perform certain non-audit services for the Company, subject to pre-approval by the Audit Committee.

The Board of Directors approved the selection of BDO Seidman as our independent registered public accounting firm for the 2006 fiscal year and is asking the stockholders for ratification of their selection. A representative of BDO Seidman is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Former Principal Accountant Fees and Services

For the fiscal year ended December 31, 2004, Ernst & Young LLP (“E&Y”), our former independent auditors, billed the approximate fees set forth below:

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by E&Y in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees for audit services were $42,150 for the year ended December 31, 2004.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with acquisitions and consultations concerning financial accounting and reporting standards. Aggregate fees for audit-related services were $52,400 during the year ended December 31, 2004.

Tax Fees

Tax fees consist of fees billed for professional services rendered for state and international tax compliance and advice, and planning. Aggregate fees for tax services were $21,686 during the year ended December 31, 2004.

All Other Fees

None.

On August 23, 2004, E&Y, previously engaged as the principal accountant to audit the financial statements of the Company, informed the Company that it was resigning effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The audit reports issued by E&Y for the prior two fiscal years did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s then most recent two fiscal years and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s then most recent two fiscal years and from January 1, 2004 through August 23, 2004, there was no reportable event as such term is used in Item 304(a)(1)(v) of Regulation S-K.

The disclosures in the above three paragraphs were included in the Company’s Form 8-K filing on August 27, 2004. The Company requested that E&Y furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the above statements. E&Y furnished such a letter, dated August 27, 2004, a copy of which is attached as an exhibit to the Company’s Form 8-K filed on August 27, 2004.

On October 7, 2004, the Company engaged BDO Seidman as its independent registered public accountants effective upon completion of the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

During the Company’s then most recent two fiscal years and the subsequent interim period prior to engaging BDO Seidman, the Company did not consult with BDO Seidman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement, as such term is defined in Item 304(a)(1)(iv), and the related instructions to Item 304, of Regulation S-K, or a reportable event, as such term is described in Item 304(a)(1)(v) of Regulation S-K.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of BDO Seidman. In the event that the stockholders do not approve the selection of BDO Seidman, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of February 28, 2006, regarding the ownership of the Company’s Common Stock by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each Named Executive Officer (as defined below under “Executive Compensation”), (iii) each of the Company’s directors, and (iv) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options or warrants that are exercisable currently or within 60 days of February 28, 2006, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, CA 95008.

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of February 28, 2006	Percentage of Shares Outstanding
Michael Silton	1,440,009	282,000	10.6%
Diker GP, L.L.C.(1)	1,126,768	37,500	8.4%
Fort Mason Capital, LLC(2)	1,083,334	—	8.1%
Peter S. Lynch(3)	739,255	—	5.5%
Alok Mohan	192,221	179,333	1.4%
Robert Leff	171,121	79,833	1.3%
Steve Valenzuela	126,110	120,666	*
Clinton Hauptmeier	108,732	75,066	*
Robert Langer	80,110	75,666	*
Bradford Peppard	59,333	45,833	*

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of February 28, 2006	Percentage of Shares Outstanding
Larry Schork	58,055	55,333	*
Mitchell Levy(4)	51,443	44,833	*
All directors and officers as a group	2,287,134	958,562	16.0%
(9 persons)

*	Less than 1%

(1)	Beneficial and percentage ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2006 by Diker GP, L.L.C. on behalf of itself and affiliated persons and entities. Excludes warrants to purchase 95,040 shares of common stock which are not exercisable within 60 days of February 28, 2006

(2)	Beneficial and percentage ownership information is based on information contained in Schedule 13G filed with the SEC on February 9, 2006 by Fort Mason Capital, LLC on behalf of itself and affiliated persons and entities. Excludes warrants to purchase 433,333 shares of common stock which are not exercisable within 60 days of February 28, 2006.

(3)	Beneficial and percentage ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2006 by Peter S. Lynch on behalf of himself and affiliated persons and entities.

(4)	Includes 2,100 shares owned by Mr. Levy’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filings requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

Equity Compensation Plans

The following table sets forth information as of December 31, 2005 with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans, including our 2003 Stock Option Plan and our 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	1,831,131	$3.56	1,168,408	(1)

(1)	Includes 712,629 shares of our Common Stock remaining available for future issuance under the 2003 Stock Plan, and 455,779 shares of our Common Stock remaining available for future issuance under the 1999 Employee Stock Purchase Stock Plan, all as of December 31, 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table provides certain information with respect to our executive officers and certain key employees:

Name	Age	Position
Michael Silton	41	Chief Executive Officer and President
Steve Valenzuela	49	Vice President, Finance and Chief Financial Officer
Larry Schork	55	Vice President, Technology
Clinton Hauptmeier	37	General Manager, Lead Generation
Robert Langer	51	General Manager, Service Sales

Michael Silton has served as Chief Executive Officer since October 1997 and also served as Chairman of the Board since inception through July 2003. In 1991, he founded Rainmaker’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Steve Valenzuela joined Rainmaker in September 2004 as Vice President of Finance and Chief Financial Officer and was appointed Corporate Secretary in March 2005. Prior to joining Rainmaker, from February 2003 to September 2004, Mr. Valenzuela served as the Vice President of Finance and Chief Financial Officer for the Thomas Kinkade Company, formerly Media Arts Group. From September 2000 to July 2002, Mr. Valenzuela served as the Senior Vice President and Chief Financial Officer for Silicon Access Networks, and from February 1999 to August 2000 as Senior Vice President and Chief Financial Officer for PlanetRx. Prior to PlanetRx, from August 1998 to February 1999, Mr. Valenzuela served as the Chief Financial Officer for LinkExchange. Mr. Valenzuela earned an MBA from Santa Clara University and a BS degree in Accounting from San Jose State University.

Larry Schork joined Rainmaker in June 2004 as Vice President of Technology. Prior to joining Rainmaker, Mr. Schork was Vice President and General Manager of Information Technology for Loudcloud, Inc. from September 2000 to July 2002. Prior to that, Mr. Schork was Chief Information Officer of Metricom from April 1998 through September 2000. Prior to Metricom, he served as Chief Information Officer at Rational Software from October 1996 through November 1998. Mr. Schork has also held applications development and supply system management roles at Sun Microsystems and Apple Computer. Mr. Schork earned a BA degree from Golden Gate University and advanced computing credentials from UC Santa Cruz.

Clinton Hauptmeier joined Rainmaker in February 2005 as General Manager of Lead Generation following the acquisition of Sunset Direct by Rainmaker. During his tenure at Sunset Direct from 1995 to 2005, Mr. Hauptmeier held several management positions, including VP of Sales, President and CEO. Mr. Hauptmeier began his technology sales and marketing career at Harte Hanks in 1994. Mr. Hauptmeier attended Northwest Missouri State and received a degree in Communications from the University of Nebraska-Lincoln.

Robert Langer joined Rainmaker in May 2005 as General Manager, Service Sales. Prior to joining Rainmaker, Mr. Langer was a Partner with the Peppers & Rogers Group from April 2002 to April 2005. Prior to that, Mr. Langer was the Director of Online for Dell Computer Corporation from March 1998 to April 2001. Mr. Langer has also held management positions at Sun Microsystems. Mr. Langer earned a BA degree in Political Science from Fairleigh Dickinson University.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2005 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2005, 2004 and 2003. The listed individuals are hereinafter referred to as the “Named Executive Officers.”

	Year	Annual Compensation				Long-Term Compensation	All Other Compensation ($) (8)
		Salary ($)	Bonus ($)	Other Annual Compensation ($) (7)		Securities Underlying Options (#)
Michael Silton	2005	$247,500	$107,723	$28,750	(1)	280,000	$8,711
President,	2004	275,000	37,263	32,255	(1)	150,000	7,782
Chief Executive Officer	2003	275,000	119,281	27,761	(1)	120,000	6,053

Steve Valenzuela (2)	2005	225,000	10,669	12,000	(3)	120,000	469
Vice President, Finance	2004	57,260	—	3,000	(3)	60,000	—
Chief Financial Officer

Larry Schork (4)	2005	160,000	17,071	—		55,000	5,844
Vice President, Technology	2004	84,924	—	—		35,000	—

Clinton Hauptmeier (5)	2005	125,333	26,100	—		75,000	54
General Manager,
Lead Generation

Robert Langer (6)	2005	94,052	21,344	—		75,000	38
General Manager,
Service Sales

(1)	Includes $24,000 for car allowance in each of 2005, 2004, and 2003, respectively.

(2)	Mr. Valenzuela’s employment began in September 2004.

(3)	Amount consists of car allowance.

(4)	Mr. Schork’s employment began in July 2004.

(5)	Mr. Hauptmeier’s employment began in February 2005.

(6)	Mr. Langer’s employment began in May 2005.

(7)	Excludes other annual compensation in the form of perquisites and other personal benefits, for which the aggregate total of such perquisites and other personal benefits are lower than the lesser of $50,000 or 10% of the total annual salary and bonus earned by each named executive officers in the years ended December 31, 2005, 2004, and 2003.

(8)	Amounts include premiums paid for term life insurance. For Mr. Silton and Mr. Schork, amounts also include company matching contributions made to Rainmaker’s 401(k) savings plan.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning the stock options granted to the Named Executive Officers during 2005. Cancellations of options are not reflected in the table. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms. These gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.

The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. Effective July 30, 2002, as required by the Sarbanes-Oxley Act of 2002, no loans are provided to any of the Company’s executive officers in relation to the exercise of an option.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%) (3)	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)
Michael Silton	30,000	(1)	2%	2.55	4/18/15	48,110	121,921
Michael Silton	100,000	(2)	7%	2.56	12/29/15	160,997	407,998
Steve Valenzuela	25,000	(1)	2%	2.55	4/18/15	40,092	101,601
Steve Valenzuela	35,000	(1)	3%	2.50	11/21/15	55,028	139,452
Larry Schork	20,000	(1)	1%	2.55	4/18/15	32,074	81,281
Clinton Hauptmeier	25,000	(1)	2%	2.60	2/21/15	40,878	103,593
Clinton Hauptmeier	10,000	(1)	1%	2.70	6/20/15	16,980	43,031
Clinton Hauptmeier	15,000	(1)	1%	2.90	7/18/15	27,357	69,328
Clinton Hauptmeier	25,000	(1)	2%	2.50	11/21/15	39,306	99,609
Robert Langer	50,000	(1)	4%	2.70	6/20/15	84,901	215,155
Robert Langer	25,000	(1)	2%	2.50	11/21/15	39,306	99,609

(1)	Option vesting was accelerated on December 13, 2005. Options are 100% vested.

(2)	Options were granted fully vested on December 29, 2005.

(3)	The Company granted stock options representing approximately 1,386,900 shares of Common Stock to employees and directors in the fiscal year ended December 31, 2005.

No stock appreciation rights were granted to the Named Executive Officers during 2005.

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2005 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2005 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Silton	—	—	280,000	—	237,000	—
Steve Valenzuela	—	—	120,000	—	18,550	—
Larry Schork	—	—	55,000	—	5,600	—
Clinton Hauptmeier	—	—	75,000	—	15,300	—
Robert Langer	—	—	75,000	—	14,750	—

(1)	Based upon a market price of $2.83 per share, determined on the basis of the closing sales price per share of the Company’s Common Stock on the Nasdaq Capital Market on December 31, 2005, less the option price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company currently has employment agreements with Michael Silton, Chief Executive Officer and President, and Steve Valenzuela, Vice President, Finance and Chief Financial Officer.

The employment agreement, as amended, for Mr. Silton generally provides that if Mr. Silton’s employment is constructively terminated or terminated by the Company without cause, then Mr. Silton shall receive, with no duty to mitigate, the following: (i) an amount equal to one and one-quarter times Mr. Silton’s base salary and target annual bonus, to be paid in fifteen equal monthly payments, (ii) up to twelve months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options up to fifteen months. Mr. Silton’s stated base salary and target annual bonus as of January 1, 2006 are each $275,000.

The employment agreement, as amended, for Mr. Valenzuela generally provides that if Mr. Valenzuela’s employment is constructively terminated or terminated by the Company without cause, then Mr. Valenzuela shall receive, with no duty to mitigate, the following: (i) an amount equal to three-quarters times Mr. Valenzuela’s base salary and target annual bonus, to be paid in nine equal monthly payments, (ii) nine months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options for nine months. Mr. Valenzuela’s stated base salary and target annual bonus as of January 1, 2006 are $225,000 and $60,000 respectively.

To the extent not already vested, options to purchase Common Stock held by Mr. Silton and Mr. Valenzuela will immediately become vested in the event of a merger or other transaction in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or other transaction or upon the sale of all or substantially all the Company’s assets in complete liquidation or dissolution. Mr. Silton shall have not less than twelve months to exercise his non-qualified options and Mr. Valenzuela shall have not less than nine months to exercise his non-qualified options.

In addition, in the event of a merger or other transaction in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or other transaction or upon the sale of all or substantially all the Company’s assets in complete liquidation or dissolution, certain of our other executive officers will be entitled to receive severance payments in an amount equal to 6 months base salary plus any bonus payable during such 6-month period, if within one year of such change in control either such employee is constructively terminated or terminated without cause, and, to the extent not already vested, options to purchase Common Stock held by such executive officers will immediately become vested.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of non-employee directors Robert Leff and Brad Peppard. None of the Company’s executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No current member of the Company’s Compensation Committee has ever been an officer or employee of the Company.

Introductory Note to Reports and Stock Performance Graph

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Report of the Audit Committee and the Stock Performance Graph which follows shall not be deemed to be “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer (“CEO”), and to establish the general compensation policies for such individuals. The Compensation Committee was formed in May 1999.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of two elements: (i) salary and bonus that approximates market and (ii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2005 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. The base salary for each executive officer is established on the basis of each individual’s personal performance and internal alignment considerations. The Compensation Committee’s policy is to target base salary levels that approximate market for similar positions at peer companies. The Compensation Committee believes that the Company must remain competitive with technology companies of similar size in order to recruit and attain key executives.

Additionally, each executive officer’s overall compensation includes an equity interest in the Company, as described in more detail below. The philosophy behind this strategy is to have a portion of each executive officer’s total compensation tied to the Company’s performance and stock price appreciation in order to create a greater incentive to increase value for the Company’s stockholders.

Bonuses. Certain of the Company’s executive officers, including the CEO, have entered into employment agreements which provide for, in addition to base salary and equity incentives, bonuses to be awarded on the basis of the Company’s attainment of pre-established revenue, and net income goals. It is the intent of the Compensation Committee to use these bonuses, in conjunction with the executives equity incentives, to tie a potentially large portion of the executive’s total compensation to the financial performance of the Company.

Long-Term Incentives. Generally, the Compensation Committee makes stock option grants annually to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation. The Compensation Committee has set the base salary of the CEO at a level that it believes approximates market for base salary levels of chief executive officers of those companies with which the Company competes for executive talent. Additionally, Mr. Silton received a bonus in the amount of $107,723 on the basis of the Company’s attainment of pre-established revenue and net income goals for its 2005 fiscal year. The Compensation Committee believes that his total cash compensation approximates market for chief executive officers of those companies with which the Company competes for executive talent.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation exceeding $1.0 million paid to certain executive officers. Compensation above $1 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock options or the exercise of non-statutory stock options) in connection with options with exercise prices equal to the fair market value of option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual. Because all compensation paid to the executive officers has not approached the 162(m) limitation, the

Compensation Committee has not had to use any of the available exemptions from the deduction limit. Going forward, the Compensation Committee remains aware of the Internal Revenue Code section 162(m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Robert Leff, Chair

Brad Peppard

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company (including the matters in the written disclosure required by the Independence Standards Board Standard No.1), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Submitted by the Audit Committee of the Company’s Board of Directors:

Brad Peppard, Chair

Alok Mohan

Robert Leff

Stock Performance Graph

The following graph compares, for the five year period ending December 31, 2005, the cumulative total stockholder return for the Company, the Nasdaq Stock Market Index (U.S.), the Nasdaq Computer & Data Processing index, and an index of peer issuers selected in good faith by the Company that are in a similar line of business as the Company.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG RAINMAKER SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Measurement points are the last trading day of each of the Company’s fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 in the Common Stock of the Company, the Nasdaq Market Index, the Nasdaq Computer & Data Processing index and the index of peer issuers, and assumes reinvestment of any dividends. The stock price performance on the above graph is not necessarily indicative of future stock price performance.

The companies included in the index of peer issuers for purposes of the preceding Stock Performance Graph are: Digital Impact, Inc., Digital River, Inc., @Road, Concur Technologies, Inc., eCollege, and Digital Insight Corporation. The returns of each component issuer included in the index of peer issuers are weighted according to the respective issuer’s approximate market capitalization at December 31, 2000.

Annual Report

A copy of the Annual Report of the Company for the 2005 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

The Company filed an Annual Report on Form 10-K with the SEC on March 10, 2006, a copy of which is enclosed. Stockholders may obtain another copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008. In addition, copies of our annual, quarterly and current reports, and any amendments to those reports, are made available, free of charge, on or through our website as soon as reasonably practicable after electronically filing such reports with the SEC. Our website is http://www.rmkr.com.

Deadline for Receipt Stockholder Proposals for 2006 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our proxy statement and form of proxy for the 2007 Annual Meeting is January 18, 2007. Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year’s Annual Meeting of Stockholders must also be received by us no later than January 18, 2007, in order that they may be considered at that meeting. The proxy solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a stockholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice on or prior to this date.

It is important that the proxies be returned promptly and that all shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

/s/ Michael Silton
Michael Silton
President and Chief Executive Officer

Campbell, California

April 20, 2006

EXHIBIT A

RESTATED

CERTIFICATE OF INCORPORATION

OF

RAINMAKER SYSTEMS, INC.

Rainmaker Systems, Inc. (this “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify that:

1.	That the original Certificate of Incorporation was filed with the offices of the Secretary of State of Delaware on October 18, 1999; that a Certificate of Merger was filed with the offices of the Secretary of State of Delaware on November 12, 1999 (to effect the merger of Rainmaker Systems, Inc., a California corporation, with and into this Corporation; and that a Certificate of Amendment was filed with the offices of the Secretary of State of Delaware on December 15, 2005 (to effect a reverse split of the shares of stock of this Corporation).

2.	At the Annual Meeting of the Stockholders of this Corporation, duly called and held on May 18, 2006 upon notice in accordance with Section 222 of the GCL, the necessary number of shares as required by statute were voted in favor of the Restated Certificate of Incorporation.

3.	Said Restated Certificate of Incorporation was duly adopted by the Board of Directors and the Stockholders of this Corporation in accordance with the provisions of Section 242 and 245 of the GCL.

4.	This Restated Certificate of Incorporation restates, integrates, supersedes and amends the provisions of the Certificate of Incorporation of this Corporation, as amended to date.

ARTICLE I

The name of this corporation is Rainmaker Systems, Inc. (the “Corporation”).

ARTICLE II

The address of this Corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Fifty Five Million (55,000,000). Fifty Million (50,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation’s Certificate of Incorporation, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

COMMON STOCK

The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation’s Common Stock.

Section 1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

Section 2. Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Commons Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share in the distribution of any remaining assets available for distribution to its stockholders ratable, subject to any preferential rights of any then outstanding Preferred Stock.

Section 3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VII

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of the Corporation.

At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the GCL.

The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation’s Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which he is a member until the expiration of his current term or until his earlier death, resignation, disqualification or removal, and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Vacancies occurring on the Board of Directors for any reason may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director’s duty or loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article IX shall be broadened to the fullest extent permitted by the GCL, as so amended.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, VIII, IX and X of this Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock of the Corporation entitled to vote at the election of directors.

[Signature Page Follows]

IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this              day of     , 2006.

RAINMAKER SYSTEMS, INC., a Delaware Corporation

By:
Name: Michael Silton
Title: President

By:
Name: Steve Valenzuela
Title: Secretary

PROXY

RAINMAKER SYSTEMS, INC.

PROXY COMMON STOCK

Annual Meeting of Stockholders, May 18, 2006 This Proxy is Solicited on Behalf of the Board of Directors of Rainmaker Systems, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 18, 2006 and the Proxy Statement and appoints Steve Valenzuela and Michael Silton, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Rainmaker Systems, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the PruneYard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA, 95008, on May 18, 2006 at 8:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

(Continued, and to be marked, dated and signed, on other side)

DETACH PROXY CARD HERE

PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE.

1. To elect five directors to serve for a one-year term ending in the year 2007 or until their successors are duly elected and qualified;

FOR

WITHHOLD AUTHORITY TO VOTE

Michael Silton Robert Leff Alok Mohan Bradford Peppard Mitchell Levy

For all nominees except as noted above

2. To approve a restatement of our certificate of incorporation to, among other things, reduce our authorized Common Stock, $0.001 par value, from 80,000,000 shares to 50,000,000 shares, and our authorized Preferred Stock, $0.001 par value, from 20,000,000 to 5,000,000.

FOR

AGAINST

ABSTAIN

3. To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006

FOR

AGAINST

ABSTAIN

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:

(Authorized Signature(s))

Date:

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope